EXHIBIT 99.1
Contact: Elise Eberwein
480/693-5574
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS FOURTH QUARTER AND
FULL YEAR 2006 PROFIT
Highlights of the new US Airways Group, Inc. (the Company) fourth quarter and full year
2006 results:
•	The Company reported a fourth quarter 2006 net profit of $12 million, or $0.13 per diluted share, which includes special items of $74 million. Excluding special items, the Company reported a fourth quarter 2006 net profit of $86 million or $0.91 per diluted share.

•	The Company reported a full year 2006 net profit before cumulative effect of change in accounting principle of $303 million, or $3.32 per diluted share, which includes special items of $204 million. Excluding special items, the Company reported a net profit before cumulative effect of change in accounting principle of $507 million, or $5.47 per diluted share.

•	The Company accrued $11 million for its annual employee profit sharing program, bringing the full year 2006 employee profit sharing program accrual to $59 million.

•	The Company had $3.0 billion in total cash and investments, of which $2.4 billion was unrestricted, on Dec. 31, 2006.
TEMPE, Ariz., Jan. 30, 2007 — The new US Airways Group, Inc. (NYSE: LCC) today reported its fourth quarter and 2006 results. Net profit for the fourth quarter was $12 million, or $0.13 per share compared to a net loss of $261 million, or $3.27 per share for the same period last year. Excluding special items of $74 million, the Company reported a net profit of $86 million, or $0.91 per diluted share, compared to a net loss of $138 million, or $1.73 per share in the fourth quarter of 2005.
The fourth quarter 2006 is the first full quarter where the Company’s results for both periods reflect consolidated results for the new US Airways Group. Because the merger of US Airways and America West occurred on Sept. 27, 2005, the results for the full year 2006 are being compared to 2005 results, which consist of 269 days of America West results, and 96 days of consolidated US Airways Group’s results. Although the merger was structured so that America West became a wholly owned subsidiary of the new US Airways Group, America West was treated as the acquiring company for accounting purposes under Statement of Financial Accounting Standards No. 141, “Business Combinations.”
For the full year 2006, the Company reported a net profit before cumulative effect of change in accounting principle of $303 million, or $3.32 per diluted share, which compares to a net loss before cumulative effect of change in accounting principle of

$335 million, or $10.65 per share for the full year 2005. Excluding special items of $204 million, the Company reported a net profit before cumulative effect of change in accounting principle of $507 million, or $5.47 per diluted share compared to a net loss before cumulative effect of change in accounting principle of $188 million, or $6.00 per share for the same period last year. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.
Chairman and CEO Doug Parker stated, “We are extremely pleased to report our fourth quarter earnings, and couldn’t be more proud of our 35,000 employees who will share in these positive results through our profit sharing plan. 2006 marks the first full year of operating and financial results for the new US Airways, and our team has done a remarkable job of integrating our two airlines while taking care of the more than 41 million customers who flew US Airways last year. Few people would have believed, at the time of our merger, that the new US Airways would be the most profitable network airline in 2006. Fortunately, our team believed and we thank them for their great work.
“Looking forward, we anticipate reporting even better results in 2007 with even higher profit sharing payments. This will provide our employees with job stability and the opportunity to share in the financial success of the Company and our customers with the choice and value they deserve,” continued Parker.
Revenue and Cost Comparisons
The revenue environment during the fourth quarter 2006 remained robust for both mainline and Express operations. Mainline passenger revenue per available seat mile (PRASM) was 10.12 cents, up 8.6 percent over the same period last year. Express PRASM was 17.60 cents, up 14.8 percent over the fourth quarter 2005. On a consolidated basis, PRASM for US Airways Group was 11.33 cents, up 9.7 percent compared to the fourth quarter 2005.
“Although fuel prices have come down significantly from the historically high levels we saw throughout the year, fuel still remains our largest operating expense. If fuel prices had remained at 2005 levels, our total fuel expense would have been $467 million lower for the year, “said Chief Financial Officer Derek Kerr.
Total operating cost per available seat mile (CASM) for US Airways Group for the quarter was 11.97 cents, down 1.5 percent on reduced capacity of 0.1 percent. Consolidated mainline operating CASM was 10.98 cents, down 1.3 percent compared to the fourth quarter 2005. Excluding fuel, special items, and merger related transition expenses, mainline CASM was 7.64 cents, up 2.8 percent from the same period last year.
Liquidity
As of Dec. 31, 2006, the Company had $3.0 billion in total cash and investments, of which $2.4 billion was unrestricted.

Fourth Quarter Special Items
During its fourth quarter, the Company recognized $74 million of special items, which included a $26 million non-cash charge for unrealized net losses associated with the change in fair value of the Company’s outstanding fuel hedge contracts, $10 million of net merger-related transition expenses and a $12 million payment in connection with an inducement to the note holders to convert a portion of the Company’s seven percent senior convertible notes to common stock. In addition, during the fourth quarter, the Company used $26 million of net operating losses acquired from US Airways, which was recognized as a reduction in goodwill rather than a reduction in tax expense. As a result, the Company has a $26 million non-cash expense for income taxes for the quarter. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.
Integration Update
Fourth quarter 2006 accomplishments include:
Operations
•	Paid a one-time special $50 bonus to employees, which totaled approximately $1.8 million, for the airline’s operational performance during the Thanksgiving holiday travel period.

•	Finished the month of November with a year-to-date on time performance of 77.4 percent, ranking US Airways second of the ten largest carriers as measured by the Department of Transportation.

•	The Company achieved significant operational improvements at its Philadelphia hub. Specifically, customer complaints are down over 30 percent from 2005 levels. In addition, mishandled baggage per 1,000 enplanements is down nearly 15 percent year-over-year, with over 95 percent of all local in-bound baggage now delivered to the baggage carousel in 19.1 minutes on average.
Marketing
•	Continued reducing fares to more cities including Wilmington N.C., Augusta Ga., and Huntington W.Va. In total the new US Airways has reduced fares in more than 1,100 markets.

•	Began testing the combined SHARES reservations system at both Tempe, Ariz. and Winston-Salem, N.C. reservations locations, which will help move the airline to a combined reservations system scheduled to occur in the first half of 2007.
Labor
•	Reached a final labor agreement, including transition items, with the Transport Workers Union (TWU), representing about 150 dispatchers.

Analyst Conference Call/Webcast Details
US Airways will conduct a live audio webcast of its earnings call today at 11 a.m. EST, which will be available to the public on a listen-only basis at www.usairways.com under About US >> Investor Relations tab. An archive of the call/webcast will be available in the Public/Investor Relations portion of the Web site through Feb. 28, 2007.
The airline will also update its investor relations guidance on its Web site (www.usairways.com). Information to be updated includes cost per available seat mile (CASM) excluding fuel and transition expenses, fuel prices and hedging positions, other revenues, estimated interest expense/income and merger related transition expense guidance. The investor relations update page also includes the airline’s capacity, fleet plan for 2007 and estimated capital spending for 2007.
About US Airways
US Airways is the fifth largest domestic airline employing nearly 35,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways — the product of a merger between America West and US Airways in September 2005 — is a member of the Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCF)
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2006, which is available at www.usairways.com.
Financial Tables to Follow

US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(in millions except share and per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	12 Months Ended	12 Months Ended
	December 31, 2006	December 31, 2005	Change	December 31, 2006	December 31, 2005
Operating revenues
Mainline passenger	$1,918	$1,757	9.2	$7,966	$3,695
Express passenger	650	584	11.3	2,744	976
Cargo	39	33	18.2	153	58
Other	179	187	(4.3)	694	340

Total operating revenues	2,786	2,561	8.8	11,557	5,069

Operating expenses
Aircraft fuel and related taxes	575	603	(4.6)	2,518	1,214
Loss (gain) on fuel hedging instruments, net:
Realized	20	(20)	nm	9	(71)
Unrealized	26	69	(62.3)	70	(4)
Salaries and related costs	516	505	2.2	2,090	1,046
Express expenses:
Fuel	179	193	(7.3)	764	327
Other	451	463	(2.6)	1,795	746
Aircraft rent	186	182	2.2	732	429
Aircraft maintenance	150	153	(2.0)	582	349
Other rent and landing fees	136	147	(7.5)	568	281
Selling expenses	99	103	(3.9)	446	232
Special items, net	10	36	(72.2)	27	121
Depreciation and amortization	43	49	(12.2)	175	88
Other	320	270	18.5	1,223	528

Total operating expenses	2,711	2,753	(1.5)	10,999	5,286

Operating income (loss)	75	(192)	nm	558	(217)

Nonoperating income (expenses)
Interest income	42	22	90.9	153	30
Interest expense, net	(73)	(87)	(16.1)	(295)	(147)
Other, net	1	(4)	nm	(12)	(1)

Nonoperating expenses, net	(30)	(69)	(56.5)	(154)	(118)

Income (loss) before income taxes and cumulative effect of change in accounting principle	45	(261)	nm	404	(335)

Income tax provision	33	—	nm	101	—

Income (loss) before cumulative effect of change in accounting principle	12	(261)	nm	303	(335)

Cumulative effect of change in accounting principle	—	—	nm	1	(202)

Net income (loss)	$12	$(261)	nm	$304	$(537)

Income (loss) per share before cumulative effect of change in accounting principle:
Basic	$0.13	$(3.27)		$3.50	$(10.65)

Diluted	$0.13	$(3.27)		$3.32	$(10.65)

Net income (loss) per share:
Basic	$0.13	$(3.27)		$3.51	$(17.06)

Diluted	$0.13	$(3.27)		$3.33	$(17.06)

Shares used for computation (in thousands):
Basic	89,892	80,145		86,447	31,488

Diluted	91,872	80,145		93,821	31,488

US Airways Group, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		12 Months Ended
	December 31, 2006	December 31, 2005	Change		December 31, 2006**
Mainline
Revenue passenger miles (in millions)	14,630	14,136		3.5%	60,689
Available seat miles (ASM) (in millions)	18,963	18,861		0.5%	76,983
Passenger load factor (percent)	77.2	74.9	2.2	pts	78.8
Yield (cents)	13.11	12.43		5.5%	13.13
Passenger revenue per ASM (cents)	10.12	9.32		8.6%	10.35

Passenger enplanements (in thousands)	14,156	13,917		1.7%	57,345
Aircraft (end of period)	359	373		-3.8%	359

Block hours	339,297	340,257		-0.3%	1,364,895
Average stage length (miles)	910	877		3.8%	927
Fuel consumption (gallons in millions)	297.7	289.6		2.8%	1,210
Average fuel price (dollars per gallon) with related taxes	1.93	2.08		-7.2%	2.08
Average fuel price including related taxes and realized gains (losses) on fuel hedging instruments, net (dollars)	2.00	2.01		-0.5%	2.09
Full-time equivalent employees (end of period)	32,459	32,210		0.8%	32,459

Operating cost per ASM (cents)	10.98	11.12		-1.3%	10.96
Operating cost per ASM excluding special items (cents)	10.78	10.52		2.5%	10.84
Operating cost per ASM excluding special items, fuel and realized gains (losses) on fuel hedging instruments, net (cents)	7.64	7.43		2.8%	7.55

Express*
Revenue passenger miles (in millions)	2,559	2,514		1.8%	10,635
Available seat miles (in millions)	3,694	3,809		-3.0%	14,911
Passenger load factor (percent)	69.3	66.0	3.3	pts	71.3
Passenger revenue per ASM (cents)	17.60	15.32		14.8%	18.40
Passenger enplanements (in thousands)	6,259	5,848		7.0%	25,836
Operating cost per ASM (cents)	17.05	17.23		-1.0%	17.17

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	17,189	16,650		3.2%	71,324
Available seat miles (in millions)	22,657	22,670		-0.1%	91,894
Passenger load factor (percent)	75.9	73.4	2.5	pts	77.6
Passenger revenue per ASM (cents)	11.33	10.33		9.7%	11.66
Total revenue per ASM (cents)	12.30	11.30		8.9%	12.58
Passenger enplanements (in thousands)	20,415	19,765		3.3%	83,181
Operating cost per ASM (cents)	11.97	12.14		-1.5%	11.97

*	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, US Airways’ MidAtlantic regional jet division, through May 27, 2006, as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Air Wisconsin Airlines and Republic Airlines.
**	The 2006 full year operating statistics reflect the consolidated results for the new US Airways Group. The 2005 full year operating statistics, which would consist of 269 days of America West results and 96 days of consolidated US Airways Group results do not provide a meaningful comparison and have been omitted.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized (Gains) Losses on Fuel Hedging Instruments, Net — Mainline only
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and gains or losses on fuel hedging instruments is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(in millions, except share and per share amounts)
Reconciliation of Income (loss) before Cumulative Effect of Change in Accounting Principle Excluding Special Items for US Airways Group, Inc.

Income (loss) before cumulative effect of change in accounting principle as reported	$12	$(261)	$303	$(335)

Special items:
Unrealized (gains) losses on fuel hedging instruments, net (1)	26	69	70	(4)
Non-cash tax provision from utilization of pre-acquisition NOL (2)	26	—	85	—
Special items, net (3)	10	36	27	121
Other special charges (4)	12	18	22	30

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$86	$(138)	$507	$(188)

Shares used for computation (in thousands):
Basic	89,892	80,145	86,447	31,488

Diluted	96,045	80,145	94,876	31,488

Income (loss) per share before cumulative effect of change in accounting principle, as adjusted for special items:
Basic	$0.96	$(1.73)	$5.86	$(6.00)

Diluted (8)	$0.91	$(1.73)	$5.47	$(6.00)

Reconciliation of Income (loss) before Cumulative Effect of Change in Accounting Principle Excluding Special Items for America West Airlines, Inc.

Loss before cumulative effect of change in accounting principle as reported	$(63)	$(139)	$(38)	$(195)

Special items:
Unrealized (gains) losses on fuel hedging instruments, net (1)	26	69	70	(4)
Special items, net (5)	9	21	17	106
Other special charges (10)	(1)	18	3	30

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$(29)	$(31)	$52	$(63)

Reconciliation of Net Income (Loss) Excluding Special Items for US Airways, Inc.

Net income (loss) as reported	$61	$(120)	$345	$160

Special items:
Non-cash tax provision from utilization of pre-acquisition NOL (2)	26	—	85	—
Special items, net (6)	12	15	21	15
Reorganization items, net (7)	—	—	—	(636)

Net income (loss), as adjusted for special items	$99	$(105)	$451	$(461)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized (Gains) Losses on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel, Realized Gains (Losses) on Fuel Hedging Instruments, Net — Mainline only

US Airways Group, Inc.
(in millions)

Total operating expenses	$2,711	$2,753	$10,999	$5,286
Less Express expenses:
Fuel	(179)	(193)	(764)	(327)
Other	(451)	(463)	(1,795)	(746)

Total mainline operating expenses	2,081	2,097	8,440	4,213

Special items:
Unrealized gains (losses) on fuel hedging instruments, net (1)	(26)	(69)	(70)	4
Special items, net (3)	(10)	(36)	(27)	(121)
Other special charges (9)	—	(7)	—	(19)

Mainline operating expenses, excluding special items	2,045	1,985	8,343	4,077

Aircraft fuel	(575)	(603)	(2,518)	(1,214)
Realized gains (losses) on fuel hedging instruments, net	(20)	20	(9)	71

Mainline operating expenses, excluding special items, fuel and realized gains (losses) on fuel hedging instruments, net	$1,450	$1,402	$5,816	$2,934

(in cents)
Mainline operating expenses per ASM	10.98	11.12	10.96	9.95

Special items per ASM
Unrealized gains (losses) on fuel hedging instruments, net (1)	(0.14)	(0.37)	(0.09)	0.01
Special items, net (3)	(0.05)	(0.19)	(0.04)	(0.29)
Other special charges (9)	—	(0.04)	—	(0.04)

Mainline operating expenses per ASM, excluding special items	10.78	10.52	10.84	9.63

Aircraft fuel	(3.03)	(3.20)	(3.27)	(2.87)
Realized gains (losses) on fuel hedging instruments, net	(0.11)	0.11	(0.01)	0.17

Mainline operating expenses per ASM, excluding special items, fuel and realized gains (losses) on fuel hedging instruments, net	7.64	7.43	7.55	6.93

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized (Gains) Losses on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	12 Months Ended	12 Months Ended
America West Airlines Inc.	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
(in millions)
Total operating expenses	$944	$946	$3,671	$3,383
Less Express expenses:
Fuel	(47)	(53)	(210)	(182)
Other	(100)	(97)	(401)	(363)

Total mainline operating expenses	797	796	3,060	2,838

Special items:
Unrealized gains (losses) on fuel hedging instruments, net (1)	(26)	(69)	(70)	4
Special items, net (5)	(9)	(21)	(17)	(106)
Other special charges (9)	—	(7)	—	(19)

Mainline operating expenses, excluding special items	762	699	2,973	2,717

Aircraft fuel	(208)	(228)	(911)	(812)
Realized gains (losses) on fuel hedging instruments, net	(20)	20	(9)	71

Mainline operating expenses, excluding special items, fuel and realized (gains) losses on fuel hedging instruments, net	$534	$491	$2,053	$1,976

(in cents)
Mainline Operating expenses per ASM	11.05	10.51	10.35	9.30

Special items per ASM:
Unrealized gains (losses) on fuel hedging instruments, net (1)	(0.37)	(0.91)	(0.24)	0.01
Special items, net (5)	(0.12)	(0.28)	(0.06)	(0.35)
Other special charges (9)	—	(0.09)	—	(0.06)

Mainline operating expenses per ASM, excluding special items	10.56	9.23	10.06	8.91

Aircraft fuel	(2.89)	(3.00)	(3.08)	(2.66)
Realized gains (losses) on fuel hedging instruments, net	(0.28)	0.26	(0.03)	0.23

Mainline operating expenses per ASM, excluding special items, fuel and realized gains (losses) on fuel hedging instruments, net	7.39	6.49	6.94	6.48

US Airways, Inc.
(in millions)

Total operating expenses	$1,799	$1,826	$7,464	$7,420
Less: Express expenses	(504)	(490)	(2,060)	(1,862)

Total mainline operating expenses	1,295	1,336	5,404	5,558

Special items:
Special items, net (6)	(12)	(15)	(21)	(15)

Mainline operating expenses, excluding special items	1,283	1,321	5,383	5,543

Aircraft fuel	(367)	(375)	(1,607)	(1,486)

Mainline operating expenses, excluding special items and fuel	$916	$946	$3,776	$4,057

(in cents)
Mainline operating expenses per ASM (excluding Express expenses)	11.02	11.83	11.39	10.79

Special items per ASM:
Special items, net (6)	(0.10)	(0.13)	(0.04)	(0.03)

Mainline operating expenses per ASM, excluding special items	10.92	11.70	11.35	10.76

Aircraft fuel	(3.12)	(3.32)	(3.39)	(2.88)

Mainline operating expenses per ASM excluding special items and fuel	7.79	8.38	7.96	7.87

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized (Gains) Losses on Fuel Hedging Instruments, Net — Mainline only
FOOTNOTES:
1)	The 2006 fourth quarter and the 2006 twelve month period include a $26 million and $70 million unrealized loss respectively, and the 2005 fourth quarter and the 2005 twelve month period include a $69 million unrealized loss and a $4 million unrealized gain, respectively, resulting from mark-to-market accounting for changes in the fair value of AWA’s fuel hedging instruments.

2)	For the three and twelve month periods ended December 31, 2006 the Company utilized $26 million and $85 million, respectively, of NOL acquired from US Airways, the valuation allowance associated with these acquired NOL was recognized as a reduction of goodwill rather than a reduction in tax expense. As a result, US Airways had a non-cash expense for income taxes of $26 million and $85 million in the three month and twelve month periods, respectively.

3)	The 2006 fourth quarter includes $14 million of gains associated with the settlement of bankruptcy claims, offset by $24 million of merger related transition expenses. The 2006 twelve month period includes a $90 million gain associated with the return of equipment deposits upon forgiveness of a loan and $14 million of gains associated with the settlement of bankruptcy claims, offset by $131 million of merger related transition expenses.

The 2005 fourth quarter includes $28 million of merger related transition expenses, $7 million related to power by the hour program penalties associated with the return of certain leased aircraft and $1 million of severance for terminated employees resulting from the merger. The 2005 twelve month period includes the above mentioned fourth quarter items plus a $57 million charge related to the restructuring of an agreement with Airbus, a $27 million loss on the sale-leaseback of 8 aircraft and a $1 million charge related to aircraft removed from service.

4)	The 2006 fourth quarter includes a $12 million payment in connection with the inducement to convert $49 million of the 7% Senior Convertible Notes to common stock and a $1 million write off of debt issuance costs associated with the converted notes, less $1 million of interest income earned by AWA on certain prior year Federal income tax refunds. The 2006 twelve month period includes $6 million of prepayment penalties and $5 million write off of debt issuance costs in connection with the $1.25 billion debt refinancing in the first quarter of 2006, $17 million in payments in connection with the inducement to convert $70 million of the 7% Senior Convertible Notes to common stock and $2 million write off of debt issuance costs associated with the converted notes, less $8 million of interest income earned by AWA on certain prior year Federal income tax refunds.

The 2005 fourth quarter includes $8 million related to the write off of the unamortized value of the ATSB warrants, upon their repurchase in the fourth quarter of 2005, $4 million related to the acceleration of depreciation expense for certain leasehold improvements, $3 million out-of-period expense related to the retroactive TSA assessment, $2 million write off of debt issuance costs in connection with the conversion of the 7.25% senior notes and $1 million write off of debt issuance costs for the Debis portion of the ATSB loan. The 2005 twelve month period includes the above mentioned fourth quarter items excluding the out-of-period $3 million TSA assessment, an $8 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the first and second quarters and $7 million in fees related to the early return of ten aircraft in connection to the GE MOU.

5)	The 2006 fourth quarter includes $9 million of merger related transition expenses. The 2006 twelve month period includes a $51 million gain associated with the return of equipment deposits upon forgiveness of a loan, offset by $68 million of merger related transition expenses.

The 2005 fourth quarter includes $13 million of merger related transition expenses, $7 million related to power by the hour program penalties associated with the return of certain leased aircraft and $1 million of severance for terminated employees resulting from the merger. The 2005 twelve month period includes the above mentioned fourth quarter items plus a $57 million charge related to the restructuring of an agreement with Airbus, a $27 million loss on the sale-leaseback of 8 aircraft and a $1 million charge related to aircraft removed from service.

6)	The 2006 fourth quarter includes $3 million of gains associated with the settlement of bankruptcy claims, offset by $15 million of merger related transition expenses, and the 2006 twelve month period includes a $40 million gain associated with the return of equipment deposits upon forgiveness of a loan and $3 million of gains associated with the settlement of bankruptcy claims, offset by $64 million of merger related transition expenses. The 2005 fourth quarter and twelve month periods include $15 million of merger related transition expenses.

7)	During the twelve months ended December 31, 2005, US Airways recognized $636 million in reorganization items incurred as a result of its Chapter 11 filing.

8)	Computation excludes interest associated with the 7.0% senior convertible notes of $2 million and $9 million for the three and twelve months ended December 31, 2006, respectively, and the 7.5% convertible senior notes of $4 million for the twelve months ended December 31, 2006.

9)	The 2005 fourth quarter includes $4 million related to the acceleration of depreciation expense for certain leasehold improvements and $3 million out-of-period expense related to the retroactive TSA assessment. The 2005 twelve month period includes the above mentioned fourth quarter items excluding the out-of-period $3 million TSA assessment, an $8 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the first and second quarters and $7 million in fees related to the early return of ten aircraft in connection to the GE MOU.

10)	The 2006 fourth quarter includes $1 million of interest income earned by AWA on certain prior year Federal income tax refunds. The 2006 twelve month period includes $6 million of prepayment penalties and a $5 million write off of debt issuance costs in connection with the $1.25 billion debt refinancing in the first quarter of 2006 less $8 million of interest income earned by AWA on certain prior year Federal income tax refunds.

The 2005 fourth quarter includes $8 million related to the write off of the unamortized value of the ATSB warrants, upon their repurchase in the fourth quarter 2005, $4 million related to the acceleration of depreciation expense for certain leasehold improvements, $3 million out-of-period expense related to the retroactive TSA assessment, $2 million write off of debt issuance costs in connection with the conversion of the 7.25% senior notes and $1 million write off of debt issuance costs for the Debis portion of the ATSB loan. The 2005 twelve month period includes the above mentioned fourth quarter items excluding the out-of-period $3 million TSA assessment, an $8 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the first and second quarters and $7 million in fees related to the early return of ten aircraft in connection to the GE MOU.

America West Airlines, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	12 Months Ended	12 Months Ended	Percent
	December 31, 2006	December 31, 2005	Change	December 31, 2006	December 31, 2005	Change
Operating revenues
Mainline passenger	$659	$634	3.9	$2,761	$2,521	9.5
Express passenger	158	145	9.0	660	512	28.9
Cargo	7	9	(22.2)	31	33	(6.1)
Other	48	47	2.1	184	197	(6.6)

Total operating revenues	872	835	4.4	3,636	3,263	11.4

Operating expenses
Aircraft fuel and related taxes	208	228	(8.8)	911	812	12.2
Loss (gain) on fuel hedging instruments, net:
Realized	20	(20)	nm	9	(71)	nm
Unrealized	26	69	(62.3)	70	(4)	nm
Salaries and related costs	189	175	8.0	735	701	4.9
Express expenses:
Fuel	47	53	(11.3)	210	182	15.4
Other	100	97	3.1	401	363	10.5
Aircraft rent	83	86	(3.5)	339	327	3.7
Aircraft maintenance	53	67	(20.9)	242	259	(6.6)
Other rent and landing fees	47	44	6.8	175	176	(0.6)
Selling expenses	42	35	20.0	162	161	0.6
Special items, net	9	21	(57.1)	17	106	(84.0)
Depreciation and amortization	12	16	(25.0)	46	53	(13.2)
Other	108	75	44.0	354	318	11.3

Total operating expenses	944	946	(0.2)	3,671	3,383	8.5

Operating loss	(72)	(111)	(35.1)	(35)	(120)	(70.8)

Nonoperating income (expenses)
Interest income	19	13	46.2	68	25	nm
Interest expense, net	(10)	(32)	(68.8)	(57)	(94)	(39.4)
Other, net	—	(9)	nm	(9)	(6)	50.0

Nonoperating income (expenses), net	9	(28)	nm	2	(75)	nm

Loss before income taxes and cumulative effect of change of accounting principle	(63)	(139)	(54.7)	(33)	(195)	(83.1)

Income tax provision	—	—	nm	5	—	nm

Loss before cumulative effect of change in accounting principle	(63)	(139)	(54.7)	(38)	(195)	(80.5)

Cumulative effect of change in accounting principle	—	—	nm	1	(202)	nm

Net loss	$(63)	$(139)	(54.7)	$(37)	$(397)	(90.7)

America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		12 Months Ended	12 Months Ended	Percent
	December 31, 2006	December 31, 2005	Change		December 31, 2006	December 31, 2005	Change
Mainline
Revenue passenger miles (in millions)	5,620	5,870	-4.3%		23,559	24,260	-2.9%
Available seat miles (ASM) (in millions)	7,208	7,571	-4.8%		29,555	30,503	-3.1%
Passenger load factor (percent)	78.0	77.5	0.4	pts	79.7	79.5	0.2	pts
Yield (cents)	11.72	10.81	8.4%		11.72	10.39	12.8%
Passenger revenue per ASM (cents)	9.14	8.38	9.0%		9.34	8.27	12.9%

Passenger enplanements (in thousands)	5,161	5,404	-4.5%		21,260	22,130	-3.9%
Aircraft (end of period)	133	141	-5.7%		133	141	-5.7%
Block hours	134,504	140,329	-4.2%		547,348	564,523	-3.0%
Average stage length (miles)	1,013	1,022	-0.9%		1,026	1,028	-0.2%
Average passenger journey (miles)	1,499	1,598	-6.2%		1,576	1,659	-5.0%
Fuel consumption (gallons in millions)	106.4	110.9	-4.1%		435.4	449.5	-3.1%
Average fuel price (dollars per gallon) with related taxes	1.96	2.05	-4.4%		2.09	1.80	16.5%
Average fuel price including related taxes and realized gains (losses) on fuel hedging instruments, net (dollars)	2.15	1.87	15.1%		2.11	1.65	28.2%
Full-time equivalent employees (end of period)	13,038	12,100	7.8%		13,038	12,100	7.8%

Operating cost per ASM (cents)	11.05	10.51	5.1%		10.35	9.30	11.3%
Operating cost per ASM excluding special items (cents)	10.56	9.23	14.4%		10.06	8.91	12.9%
Operating cost per ASM excluding special items, fuel and realized gains (losses) on fuel hedging instruments, net (cents)	7.39	6.49	13.9%		6.94	6.48	7.2%

Express
Revenue passenger miles (in millions)	842	807	4.3%		3,559	3,300	7.8%
Available seat miles (in millions)	1,133	1,122	1.0%		4,714	4,589	2.7%
Passenger load factor (percent)	74.3	71.9	2.4	pts	75.5	71.9	3.6	pts
Passenger revenue per ASM (cents)	13.97	12.88	8.5%		14.01	11.16	25.5%
Passenger enplanements (in thousands)	1,672	1,400	19.4%		6,870	5,600	22.7%
Operating cost per ASM (cents)	12.97	13.43	-3.4%		12.97	11.90	9.0%

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	6,462	6,677	-3.2%		27,118	27,560	-1.6%
Available seat miles (in millions)	8,341	8,693	-4.0%		34,269	35,091	-2.3%
Passenger load factor (percent)	77.5	76.8	0.7	pts	79.1	78.5	0.6	pts
Passenger revenue per ASM (cents)	9.79	8.96	9.3		9.98	8.64	15.5%
Total revenue per ASM (cents)	10.45	9.61	8.8%		10.61	9.30	14.1%
Passenger enplanements (in thousands)	6,833	6,804	0.4%		28,130	27,730	1.4%
Operating cost per ASM (cents)	11.31	10.88	3.9%		10.71	9.64	11.1%

US Airways, Inc.
Statements of Operations
(in millions)
(unaudited)

	Successor Company					Predecessor Company
	3 Months Ended	3 Months Ended	Percent	12 Months Ended	3 Months Ended	9 Months Ended
	December 31, 2006	December 31, 2005	Change	December 31, 2006	December 31, 2005	September 30, 2005
Operating revenues
Mainline passenger	$1,260	$1,123	12.2	$5,205	$1,123	$3,738
Express passenger	491	442	11.1	2,084	442	1,178
Cargo	32	25	28.0	122	25	71
Other	161	165	(2.4)	645	165	465

Total operating revenues	1,944	1,755	10.8	8,056	1,755	5,452

Operating expenses
Aircraft fuel and related taxes	367	375	(2.1)	1,607	375	1,111
Salaries and related costs	328	330	(0.6)	1,354	330	1,073
Express expenses	504	490	2.9	2,060	490	1,372
Aircraft rent	103	98	5.1	393	98	293
Aircraft maintenance	96	86	11.6	340	86	253
Other rent and landing fees	89	101	(11.9)	393	101	319
Selling expenses	57	68	(16.2)	284	68	258
Special items, net	12	15	(20.0)	21	15	—
Depreciation and amortization	33	37	(10.8)	138	37	152
Other	210	226	(7.1)	874	226	763

Total operating expenses	1,799	1,826	(1.5)	7,464	1,826	5,594

Operating income (loss)	145	(71)	nm	592	(71)	(142)

Nonoperating income (expenses)
Interest income	23	11	nm	84	11	15
Interest expense, net	(53)	(65)	(18.5)	(215)	(65)	(222)
Reorganization items, net	—	—	nm	—	—	636
Other, net	14	5	nm	13	5	(9)

Nonoperating income (expenses), net	(16)	(49)	(67.3)	(118)	(49)	420

Income (loss) before income taxes	129	(120)	nm	474	(120)	278

Income tax provision (benefit)	68	—	nm	129	—	(2)

Net income (loss)	$61	$(120)	nm	$345	$(120)	$280

US Airways, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		12 Months Ended	12 Months Ended	Percent
	December 31, 2006	December 31, 2005	Change		December 31, 2006	December 31, 2005	Change
Mainline
Revenue passenger miles (in millions)	9,011	8,266	9.0%		37,130	38,895	-4.5%
Available seat miles (ASM) (in millions)	11,755	11,290	4.1%		47,428	51,518	-7.9%
Passenger load factor (percent)	76.7	73.2	3.4	pts	78.3	75.5	2.8	pts
Yield (cents)	13.98	13.59	2.9%		14.02	12.50	12.2%
Passenger revenue per ASM (cents)	10.72	9.95	7.7%		10.97	9.44	16.3%

Passenger enplanements (in thousands)	8,995	8,513	5.7%		36,085	39,977	-9.7%
Aircraft (end of period)	226	232	-2.6%		226	232	-2.6%
Block hours	204,793	199,928	2.4%		817,547	928,362	-11.9%
Average stage length (miles)	850	792	7.3%		869	791	9.8%
Average passenger journey (miles)	1,002	971	3.2%		1,029	973	5.8%
Fuel consumption (gallons in millions)	191.3	178.7	7.1%		774.8	841.9	-8.0%
Average fuel price (dollars per gallon) with related taxes	1.92	2.10	-8.5%		2.07	1.77	16.8%

Full-time equivalent employees (end of period)	19,421	20,110	-3.4%		19,421	20,110	-3.4%

Operating cost per ASM (cents)	11.02	11.83	-6.9%		11.39	10.79	5.6%
Operating cost per ASM excluding special items (cents)	10.92	11.70	-6.7%		11.35	10.76	5.5%
Operating cost per ASM excluding special items and fuel (cents)	7.79	8.38	-7.0%		7.96	7.87	1.1%

Express
Revenue passenger miles (in millions)	1,717	1,707	0.6%		7,076	6,640	6.6%
Available seat miles (in millions)	2,561	2,687	-4.7%		10,197	10,369	-1.7%
Passenger load factor (percent)	67.0	63.5	3.5	pts	69.4	64.0	5.4	pts
Passenger revenue per ASM (cents)	19.18	16.45	16.6%		20.44	15.62	30.8%
Passenger enplanements (in thousands)	4,587	4,448	3.1%		18,966	17,520	8.3
Operating cost per ASM (cents)	19.66	18.24	7.8%		20.20	17.96	12.5%

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	10,727	9,973	7.6%		44,206	45,535	-2.9%
Available seat miles (in millions)	14,316	13,977	2.4%		57,625	61,887	-6.9%
Passenger load factor (percent)	74.9	71.3	3.6	pts	76.7	73.6	3.1	pts
Passenger revenue per ASM (cents)	12.23	11.20	9.2		12.65	10.47	20.8
Total revenue per ASM (cents)	13.58	12.56	8.1%		13.98	11.65	20.0%
Passenger enplanements (thousands)	13,582	12,961	4.8%		55,051	57,497	-4.3%
Operating cost per ASM (cents)	12.56	13.06	-3.8%		12.95	11.99	8.0%

US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2006	December 31, 2005
Assets

Current assets
Cash equivalents and short-term investments	2,366	1,577
Restricted cash	1	8
Accounts receivable, net	388	353
Materials and supplies, net	223	229
Prepaid expenses and other	377	392

Total current assets	3,355	2,559

Property and equipment, net
Flight equipment	2,051	1,920
Ground property and equipment	598	532
Less accumulated depreciation and amortization	(583)	(431)

	2,066	2,021

Equipment purchase deposits	48	43

Total property and equipment	2,114	2,064

Other assets
Goodwill	629	732
Other intangibles, net	554	583
Restricted cash	666	792
Other assets	258	234

Total other assets	2,107	2,341

Total assets	$7,576	$6,964

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	95	$211
Accounts payable	454	457
Air traffic liability	847	788
Accrued compensation and vacation	262	210
Accrued taxes	181	146
Other accrued expenses	873	847

Total current liabilities	2,712	2,659

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	2,863	2,749
Deferred gains and credits	205	254
Employment benefit liabilities and other	826	882

Total noncurrent liabilities and deferred credits	3,894	3,885

Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	1,502	1,258
Accumulated deficit	(522)	(826)
Treasury stock	(13)	(13)
Other comprehensive income	2	—

Total stockholders’ equity	970	420

Total liabilities and stockholders’ equity	$7,576	$6,964